Vanguard LifeStrategy Funds
Supplement to the Prospectus Dated February 28, 2013
Changes in Underlying Fund Allocations
Each of the four Vanguard LifeStrategy Funds has reallocated a portion of its bond exposure from domestic bonds to international bonds, as previously approved by the Funds' board of trustees. To implement this change, each LifeStrategy Fund has reallocated a portion of its bond holdings from Vanguard Total Bond Market II Index Fund to
Vanguard Total International Bond Index
Fund. The percentage of each LifeStrategy Fund's assets allocated to each of the underlying funds is described in the following pages.
The allocation changes have not affected each Fund's overall allocation to bonds, and the Funds' expense ratios have remained unchanged.
Prospectus Text Changes for Vanguard LifeStrategy Income Fund
The text under "Primary Investment Strategies" is replaced with the following:
The Fund invests in other Vanguard mutual funds according to a fixed formula that reflects an allocation of approximately 80% of the Fund's assets to bonds and 20% to common stocks. The targeted percentage of the Fund's assets allocated to each of the underlying funds is:
Vanguard Total Bond Market II Index Fund 64%
Vanguard Total International Bond Index Fund 16%
Vanguard Total Stock Market Index Fund 14%
Vanguard Total International Stock Index Fund 6%
The Fund?s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar
(but hedged by Vanguard to minimize currency exposures).
The Fund's indirect stock holdings are a diversified mix of U.S.and foreign large-, mid-, and small-capitalization stocks.
The first bullet under "Primary Risks"
is replaced with the following:
With a target allocation of approximately 80% of its assets in bonds, the Fund is proportionately subject to bond risks, including:
interest rate risk,which is the chance that bond prices will decline because of rising interest rates; credit risk, which is the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that negative perceptions of the issuer's ability to make such payments will cause the price of that security to decline, thus reducing the underlying fund's return;
and income risk,which
is the chance that an underlying fund's income will decline because of falling interest rates.
If an underlying fund holds securities that are callable, the underlying fund's income may decline because of call risk, which is the chance that during periods of falling interest rates, issuers of callable
bonds may call (redeem) securities with higher coupons or interest rates before their maturity dates. An underlying fund would then lose any price appreciation above the bond's call price and would be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the underlying fund's income. For mortgagebacked securities, this risk is known as prepayment risk. The Fund is also subject to the following risks associated with investments in currency-hedged foreign bonds:
country/regional risk, which is the chance that world events-such as political upheaval, financial troubles, or natural disasters-will adversely affect the value of securities issued by foreign governments, government agencies, or companies; and currency hedging risk, which is the risk that the currency hedging transactions entered into by the underlying international bond fund may not perfectly offset the fund?s foreign currency exposures.
Prospectus Text Changes for Vanguard
LifeStrategy Conservative Growth Fund
The text under "Primary Investment Strategies" is replaced with the following:
The Fund invests in other Vanguard mutual funds according to a fixed formulathat reflects an allocation of approximately 60% of the Fund?s assets to bonds and 40% to common stocks. The targeted percentage of the Fund?s assets allocated to each of the underlying funds is:
Vanguard Total Bond Market II Index Fund 48%
Vanguard Total Stock Market Index Fund 28%
Vanguard Total International Bond Index Fund 12%
Vanguard Total International Stock Index Fund 12%
The Fund?s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar
(but hedged by Vanguard to
minimize currency exposures). The Fund?s indirect stock holdings are a diversified mix of U.S. and foreign large-, mid-, and small-capitalization stocks.
The first bullet under ?Primary Risks? is replaced with the following:
With a target allocation of approximately 60% of its assets in bonds, the Fund is proportionately subject to bond risks, including:
interest rate risk, which is the chance that bond prices will decline
because of rising interest rates; credit risk, which is the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that negative perceptions of the issuer's ability to make such payments will cause the p rice of that security to decline, thus reducing the u nderlying fund?s return; and income risk, which is the chance that an underlying fund?s income will decline because of falling interest rates. If an underlying fund holds securities that are callable, the underlying fund's income may decline because of call risk, which is the chance that during periods of falling interest rates,issuers of callable bonds may call
(redeem) securities with higher couponsor interest rates before their maturity dates. An underlying fund would then lose any price appreciation above the bond's call price and would be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the underlying fund's income.
For mortgage-backed securities, this risk is known as prepayment risk.
The Fund is also subject to the following risks associated with investments in currency-hedged foreign bonds:
country/regional risk,
which is the chance that world events?such as political upheaval, financial troubles, or natural disasters-will adversely affect the
value of securities issued by foreign
governments, government agencies, or companies;
and currency hedging risk, which is the risk that the currency hedging transactions entered into by the underlying international bond fund may not perfectly offset the fund's foreign currency exposures.
Prospectus Text Changes for
Vanguard LifeStrategy Moderate Growth Fund
The text under ?Primary Investment Strategies?
is replaced with the
following:
The Fund invests in other Vanguard mutual funds according to a fixed formula that reflects an allocation of approximately 60% of the Fund?s assets to commonstocks and 40% to bonds.
The targeted percentage of the Fund?s assets allocated to each of the underlying funds is:
Vanguard Total Stock Market Index Fund 42%
Vanguard Total Bond Market II Index Fund 32%
Vanguard Total International Stock Index Fund 18%
Vanguard Total International Bond Index Fund 8%
The Fund?s indirect stock holdings are a diversified mix of U.S.
and foreign
large-, mid-, and small-capitalization stocks. The Fund?s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitizedinvestment-grade foreign bonds issued in currencies other than the U.S. dollar(but hedged by Vanguard to minimize currency exposures).
The second bullet under ?Primary Risks? is replaced with the following:
With a target allocation of approximately 40% of its assets in bonds, the Fundis proportionately subject to bond risks, including:
interest rate risk,
which is the chance that bond prices will decline because of rising interest rates; credit risk, which is the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that negative perceptions of the issuer's ability to make such payments will cause the price of that security to decline, thus reducing the underlying fund?s return; and income risk, which is the chance that an underlying fund's income will decline because of falling interest rates.
If an underlying fund holds securities that are callable, the underlying fund's income may decline because of call risk, which is the chance that during periods of falling interest rates, issuers of callable bonds may call (redeem) securities with higher coupons or interest rates before their maturity dates.
An underlying fund would then lose any price appreciation above the bond's call price and would be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the underlying fund's income.
For mortgage-backed
securities, this risk is known as prepayment risk. The Fund is also subject to the following risks associated with investments in currency-hedged foreign bonds:
country/regional risk, which is the chance that world events-such as political upheaval, financial troubles, or natural disasters-will adversely affect the value of securities issued by foreign governments, government agencies, or companies; and currency hedging risk, which is the risk that the currency hedging transactions entered into by the underlying international bond fund may not perfectly offset the fund's foreign currency exposures.
Prospectus Text Changes for Vanguard LifeStrategy Growth Fund
The text under ?Primary Investment Strategies?
is replaced with the following:
The Fund invests in other Vanguard mutual funds according to a fixed formulathat reflects an allocation of approximately 80% of the Fund?s assets to commonstocks and 20% to bonds.
The targeted percentage of the Fund?s assets allocated to each of the underlying funds is:
Vanguard Total Stock Market Index Fund 56%
Vanguard Total International Stock Index Fund 24%
Vanguard Total Bond Market II Index Fund 16%
Vanguard Total International Bond Index Fund 4%
The Fund?s indirect stock holdings are a diversified mix of U.S. and foreign large-, mid-, and small-capitalization stocks. The Fund?s indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government,
U.S. agency, and investment-grade U.S. corporate bonds;
mortgage-backed and
asset-backed securities; and government, agency, corporate, and securitizedinvestment-grade foreign bonds issued in currencies other than the U.S. dollar
(but hedged by Vanguard to minimize currency exposures).
The second bullet under ?Primary Risks? is replaced with the following:
With a target allocation of approximately 20% of its assets in bonds, the Fund is proportionately subject to bond risks, including:
interest rate risk, which is the chance that bond prices will decline because of rising interest rates; credit risk, which is the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that negative perceptions of the issuer's ability to make such payments will cause the price of that security to decline, thus reducing the underlying fund's return; and income risk, which is the chance that an underlying fund's income will decline because of falling interest rates. If an underlying fund holds securities that are callable, the underlying fund's income may decline because of call risk, which is the chance that during periods of falling interest rates, issuers of callable bonds may call (redeem) securities with higher coupons or interest rates before their maturity dates.
An underlying fund would then lose any price appreciation above the bond's call price and would be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline i n the underlying fund?s income.
For mortgage-backed securities, this risk is known as prepayment risk.
The Fund is also subject to the following risks associated with investments in currency-hedged foreign bonds: country/regional risk, which is the chance that world events-such as political upheaval, financial troubles, or natural disasters-will adversely affect the value of securities issuedby foreign governments, government agencies, or companies; and currency hedging risk, which is the risk that the currency hedging transactions entered into by the underlying international bond fund may not perfectly offset the fund's foreign currency exposures.
Prospectus Text Changes for all Funds
The following replaces similar text under the heading ?Asset Allocation Framework? in the More on the Funds section:
Each Fund invests in four underlying Vanguard funds to pursue a target allocation of stocks and bonds. The following table illustrates the targeted asset allocation for each Fund:
The following replaces similar text under the heading ?Market Exposure? in the More on the Funds section:
Each LifeStrategy Fund invests in a different proportion of four Vanguard funds' two equity funds and two bond funds. Designed as a balanced fund of funds for long-term investors, each LifeStrategy Fund is diversified in terms of both asset class and investment style.
The following replaces similar text under the heading ?Bonds? in the More on the Funds section:
By owning shares of other Vanguard mutual funds, each of the LifeStrategy Funds indirectly invests, to varying degrees, in U.S. government, agency, and corporate bonds; mortgage-backed and asset-backed securities;
and currencyhedged
foreign bonds.
The following is added to the end of the text under the heading "Bonds" in the More on the Funds section:
Stocks Bonds
LifeStrategy Income Fund 20% 80%
LifeStrategy Conservative Growth Fund 40% 60%
LifeStrategy Moderate Growth Fund 60% 40%
LifeStrategy Growth Fund 80% 20%
By owning shares of Vanguard Total International Bond Index Fund, each LifeStrategy Fund is subject to risks associated with investments in currencyhedged foreign bonds.
Each Fund is subject to country/regional risk and currency hedging risk. Country/regional risk is the chance that world events?such as political upheaval, financial troubles, or natural disasters?will adversely affect the value of securities issued by foreign governments, government agencies, or companies. Currency hedging risk is the chance that the currency hedging transactions entered into by the underlying international bond fund may not perfectly offset the fund?s foreign currency exposures.
The following replaces similar text under the heading "Security Selection" in the More on the Funds section:
Each Fund seeks to achieve its objective by investing in fixed percentages of four underlying Vanguard funds. The following table shows the targeted percentages for each Fund.
Under the same heading, the following is added as the fourth bullet:
? Vanguard Total International Bond Index Fund seeks to track the performance of the Barclays Global Aggregate ex-USD Float Adjusted RIC Capped Index (USD Hedged) by investing in a representative sample of securities included in the Index. The Index provides a broad-based measure of the global, investmentgrade,fixed-rate debt markets. The Index includes government, governmentagency, corporate, and securitized investment-grade foreign bonds, all issued in currencies other than the U.S. dollar and with maturities of more than one year.
The Fund maintains a dollar-weighted average maturity consistent with that of the Index, which generally ranges between five and ten years. To minimize the currency risk associated with investment in bonds denominated in currencies other than the U.S. dollar, the Fund will attempt to hedge its currency exposures.
LifeStrategy Fund
Underlying Vanguard Fund Income
Conservative
Growth
Moderate
Growth Growth
Total Stock Market Index Fund 14% 28% 42% 56%
Total International Stock Index Fund 6 12 18 24
Total Bond Market II Index Fund 64 48 32 16
Total International Bond Index Fund 16 12 8 4
Totals 100% 100% 100% 100%
2013 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor. PS 88A 062013